UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240. 14a-12

CITY HOLDING COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SUPPLEMENT TO THE PROXY STATEMENT OF CITY HOLDING COMPANY.

DATED MARCH 22, 2013 FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 24, 2013

On March 22, 2013 City Holding Company (the “Company”) filed its Definitive Proxy Statement relating to its Annual Meeting of Stockholders to be held on April 24, 2013. In connection with its Annual Meeting, the Company’s Board of Directors recommended a vote approving City Holding Company’s 2013 Incentive Plan (the “Plan”). In connection with this proposal, we are clarifying the number of shares outstanding and the number of shares available for future grant under all Company plans as of December 31, 2012 and April 3, 2013 as follows:

	As of December 31, 2012	As of April 3, 2013
Number of Stock Options Outstanding	289,544	261,269
Weighted Average Exercise Price	$34.38	$34.63
Weighted Average Term (in years)	4.1	4.6
Number of Restricted Share Awards Outstanding	116,711	125,919
Number of Shares Remaining for Future Grants:
City Holding Company 2003 Incentive Plan*	539,713	514,105

*	Between April 3, 2013 and April 29, 2013, the Company anticipates issuing an additional 20,000 restricted share awards under the City Holding Company 2003 Incentive Plan. The Company will not issue any additional shares under the City Holding Company 2003 Incentive Plan after April 29, 2013.

This Supplement to the Proxy Statement is first being released to shareholders on or about April 5, 2013, and should be read together with the Proxy Statement. The information contained in this Supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement.